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Exhibit 1.1

THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

as amended by Special Resolution passed on 14 December 1995
as amended by Special Resolution passed on 20 January 2003
of
ORANGE PLC

        1    The Company's name is Orange plc.(1)

        2    The Company is to be a public company.

        3    The Company's registered office is to be situate in England and Wales.

        4    The Company's objects are:-

        4.1    To carry on the business of a holding company in all its branches, and to acquire by purchase, lease, concession, grant, licence or otherwise such businesses, options, rights, privileges, lands, buildings, leases, underleases, stocks, shares, debentures, debenture stock, obligations, bonds, securities, reversionary interests, annuities, policies of assurance and other property and rights and interests in property as the Company shall deem fit and generally to hold, manage, develop, lease, dispose of or sell the same; and to vary any of the investments of the Company, to act as trustees of any deed constituting or securing any debentures, debenture stock or other securities or obligations; to enter into, participate in or assist in financial, commercial, mercantile, industrial and other transactions, undertakings and businesses of every description, and to establish, carry on, develop and extend the same or sell, dispose of or otherwise turn the same to account, and to co-ordinate the policy and administration of any companies of which the Company is a member or which are in any manner controlled by, or connected with the Company, and to carry on all or any of the businesses of capitalists, trustees, financiers, financial agents, company promoters, bill discounters, insurance brokers and agents, mortgage brokers, rent and debt collectors, stock and share brokers and dealers and commission and general agents, merchants and traders; and to manufacture, buy, sell, maintain, repair and deal in plant, machinery, tools, articles and things of all kinds capable of being used for the purposes of the aforementioned businesses, or any of them, or likely to be required by customers of or persons having dealings with the Company.

        4.2    To carry on any other trade or business whatever which can in the opinion of the Board of Directors be advantageously carried on in connection with or ancillary to any of the businesses of the Company.

        4.3    To purchase or by any other means acquire and take options over any property whatever, and any rights or privileges of any kind over or in respect of any property.

        4.4    To apply for, register, purchase, or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere any patents, patent rights, brevets d'invention, licences, secret processes, trademarks, designs, protections and concessions and to disclaim, alter, modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire.

        4.5    To acquire or undertake the whole or any part of the business, goodwill, and assets of any person, firm, or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on and as part of the consideration for which the acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into partnership or into any arrangement for sharing profits, or for co-operation, or for mutual assistance with any such person, firm or company, or for subsidising or otherwise assisting any such person, firm or company, and to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain, or sell, mortgage and deal with any shares, debentures, debenture stock or securities so received.

        4.6    To improve, manage, construct, repair, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant licences, options, rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company.

        4.7    To invest and deal with the moneys of the Company not immediately required in such manner as may from time to time be determined and to hold or otherwise deal with any investments made.

        4.8    To lend and advance money or give credit on any terms and with or without security to any person, firm or company (including without prejudice to the generality of the foregoing any holding company, subsidiary or fellow subsidiary of, or any other company associated in any way with, the Company), to enter into any guarantees, contracts of indemnity and suretyships of any kind, to receive money on deposit or loan upon any terms, and to secure or guarantee in any manner and upon any terms the payment of any sum of money or the performance of any obligation by any person, firm or company (including without prejudice to the generality of the foregoing any such holding company, subsidiary, fellow subsidiary or associated company as aforesaid).

        4.9    To borrow and raise money in any manner and to secure the repayment of any money borrowed, raised or owing by mortgage, charge, standard security, lien or other security upon the whole or any part of the Company's property or assets (whether present or future), including its uncalled capital, and also by a similar mortgage, charge, standard security, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it.

        4.10    To draw, make, accept, endorse, discount, negotiate, execute and issue cheques, bills of exchange, promissory notes, bills of lading, warrants, debentures, and other negotiable or transferable instruments.

        4.11    To apply for, promote, and obtain any Act of Parliament, order, or licence of the Department of Trade or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company's constitution, or for any other purpose which may seem calculated directly or indirectly to promote the Company's interests, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests.

        4.12    To enter into any arrangements with any government or authority (supreme, municipal, local or otherwise) that may seem conducive to the attainment of the Company's objects or any of them, and to obtain from any such government or authority any charters, decrees, rights, privileges or concessions which the Company may think desirable and to carry out, exercise, and comply with any such charters, decrees, rights, privileges, and concessions.

        4.13    To subscribe for, take, purchase, or otherwise acquire, hold, sell, deal with and dispose of, place and underwrite shares, stock, debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any other company constituted or carrying on business in any part of the world, and debentures, debentures stocks, bonds, obligations or securities issued or guaranteed by any government or authority, municipal, local or otherwise, in any part of the world.

        4.14    To control, manage, finance, subsidise, co-ordinate, act as a director or secretary of, or otherwise assist any company or companies in which the Company or the Company's holding company has a direct or indirect financial interest, to provide secretarial, administrative, technical, commercial and other services and facilities of all kinds for any such company or companies and to make payments by way of subvention or otherwise and any other arrangements which may seem desirable with respect to any business or operations of or generally with respect to any such company or companies.(2)

        4.15    To promote any other company for the purpose of acquiring the whole or any part of the business or property or undertaking or any of the liabilities of the Company, or of undertaking any business or operations which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid.

        4.16    To sell or otherwise dispose of the whole or part of the business or property of the Company, either together or in portions, for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any company purchasing the same.

        4.17    To act as agents or brokers and as trustees for any person, firm or company, and to undertake and perform sub-contracts.

        4.18    To remunerate any person, firm or company rendering services to the Company either by cash payment or by the allotment to him or them of shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

        4.19    To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any shares or other securities of the Company.

        4.20    To support and subscribe to any charitable or public object and to support and subscribe to any institution, society, or club which may be for the benefit of the Company or its Directors or employees, or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits or charitable aid and generally to provide advantages, facilities and services for any persons who are or have been Directors of, or who are or have been employed by, or who are serving or have served the Company, or any company which is a subsidiary of the Company or the holding company of the Company or a fellow subsidiary of the Company or the predecessors in business of the Company or of any such subsidiary, holding or fellow subsidiary company and to the wives, widows, children and other relatives and dependants of such persons; to make payments towards insurance; and to set up, establish, support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any such persons and of their wives, widows, children and other relatives and dependants; and to set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary, holding or fellow subsidiary company and to lend money to any such employees or to trustees on their behalf to enable any such purchase schemes to be established or maintained.

          4.20.1   To purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employees or auditors of the Company, or of any other company which is its holding company or in which the Company or such holding company or any of the predecessors of the Company or of such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which any employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to the Company or any such other company, subsidiary undertaking or pension fund; and

          4.20.2   to such extent as may be permitted by law otherwise to indemnify or to exempt any such person against or from any such liability;

for the purposes of this clause "holding company" and "subsidiary undertaking" shall have the same meanings as in the Act.

        4.21    To distribute among the Members of the Company in kind any property of the Company of whatever nature.

        4.22    To procure the Company to be registered or recognised in any part of the world.

        4.23    To do all or any of the things and matters aforesaid in any part of the world, and either as principals, agents, contractors or otherwise, and by or through agents, brokers, sub-contractors or otherwise and either alone or in conjunction with others.

        4.24    To do all such other things as may be deemed incidental or conducive to the attainment of the Company's objects or any of them:

        AND so that:

          4.24.1   None of the objects set forth in any sub-clause of this Clause shall be restrictively construed but the widest interpretation shall be given to each such object, and none of the objects shall, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other object or objects set forth in such sub-clause, or by reference to or inference from the terms of any other sub-clause of this Clause, or by reference to or inference from the name of the Company.

          4.24.2   None of the sub-clauses of this Clause and none of the objects therein specified shall be deemed subsidiary or ancillary to any of the objects specified in any other such sub-clause, and the Company shall have as full a power to exercise each and every one of the objects specified in each sub-clause of this Clause as though each sub-clause contained the objects of a separate Company.

          4.24.3   The word "Company" in this Clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether incorporated or unincorporated and whether domiciled in the United Kingdom or elsewhere.

          4.24.4   In this Clause the expression "the Act" means the Companies Act 1985, but so that any reference in this Clause to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

          4.24.5   In this Clause the expression "holding company" shall have the same meaning as that set out in Section 736 of the Act."(3)

        5    The liability of the members is limited.

        6    The Company's share capital is £50,000 divided into 50,000 ordinary shares of £1 each.(4)

(1)
The name of the Company was changed from HACKPLIMCO (NO. TWENTY-SIX) PUBLIC COMPANY on 6 December 1995.

(2)
Amended by special resolution passed on 20th January 2003.

(3)
Adopted by special resolution passed on 20th January 2003.

(4)
By special resolution passed on 14 December 1995 the share capital of the Company was increased to £153,284,645 by the creation of 5 'A' ordinary shares of DIVIDED BY 1 each ('A' Shares), 104,828,966 'B' ordinary shares of £1 each ('B' Shares) and 48,405,674 'C' ordinary shares of DIVIDED BY 1 each ('C' Shares).

By special resolution passed on 14 December 1995 49,998 unissued ordinary shares of £1 each were redesignated as 'B' Shares and 2 issued ordinary shares of £1 each were redesignated as 1 'B' Share and 1 'C' Share of £1 each respectively.

By special resolution passed on 16 February 1996 the share capital of the Company was increased to £163,068,771 by the creation of 1,115,734 'B' Shares, 514,954 'C' Shares and 8,153,438 'D' Shares. The 5 'A' Shares were redesignated as, and converted into, 5 'D' Shares and the 8,153,443 'D' Shares were then redesignated as, and converted into, 5,578,586 'B' Shares and 2,574,857 'C' Shares.

By special resolution passed on 8 March 1996 conditional, inter alia, on the admission of the ordinary shares of 20p each (Ordinary Shares) to the Official List of the London Stock Exchange each of the 'B' Shares and 'C' Shares was sub-divided into 5 shares of 20p each and redesignated as and converted into one class of Ordinary Shares. The authorised share capital of the Company was increased to £350,000,000 by the creation of 934,656,145 new Ordinary Shares.

By special resolution passed on 29 May 2000 the whole of the authorised but unissued capital of the Company, being £108,139,282,200, was cancelled.

By special resolution passed on 13 December 2000 the share capital of the Company was increased by £284,854,281.60 by the creation of 214,967,819 ordinary shares of 20p each.

By special resolution passed on 4 October 2001 the share capital of the Company was increased to £292,628,005.60 by the creation of 38,868,620 ordinary shares of 20p each.

        We, the Subscribers to this Memorandum of Association wish to be formed into a Company pursuant to this Memorandum; and we agree to take the share shown opposite our respective names.

Names and Addresses of Subscribers	Number of shares taken by each Subscriber
Hackwood Directors Limited Barrington House 59-67 Gresham Street London EC2V 7JA R. ASHMORE For and on behalf of Hackwood Directors Limited	One
Hackwood Secretaries Limited Barrington House 59-67 Gresham Street London EC2V 7JA R. ASHMORE For and on behalf of Hackwood Secretaries Limited	One
Total Shares taken:	Two

Dated                        1999

Witness to the above Signatures:

C.E. DOE

Barrington House
59-67 Gresham Street
London EC2V 7JA

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MEMORANDUM OF ASSOCIATION as amended by Special Resolution passed on 14 December 1995 as amended by Special Resolution passed on 20 January 2003 of ORANGE PLC